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                                                                    EXHIBIT 99.1


TERAYON RESPONDS TO LAWSUIT ALLEGATIONS

Santa Clara, California - January 11, 2005 - Terayon Communication Systems, Inc. (Nasdaq: TERN) announced today that it considers allegations presented in a lawsuit filed against it by Adelphia Communications Corporation to be without merit, and it will vigorously defend itself against the unfounded claims. Allegations include breach of contract and misrepresentation in connection with Terayon's October 28, 2004 announcement of its intent to cease investment in future development of CMTS (Cable Modem Termination System) products.

      Despite the suit, Terayon's desire is to continue to work amicably and privately with Adelphia as it believes its historically strong, long-term relationship can lead to a mutually beneficial resolution.

      "Terayon's corporate philosophy puts customer care at the cornerstone of our plans and actions, and until the filing of this suit, our working relationship with Adelphia had been positive and mutually beneficial," said Kanaiya Vasani, Terayon Vice President, CMTS. "While we are greatly disappointed that Adelphia has taken this step, it is our sincere hope that through continued dialogue we can work with them to create a resolution for their issues."

      Terayon's decision to cease future CMTS product development did not affect its commitment to product support. In the October 28 announcement, Terayon restated its commitment to work with its CMTS customers to ensure that customer support requirements are understood and appropriate support resources are available going forward. Since that time, Terayon proactively has engaged in discussions with Adelphia to address its concerns.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides digital video and home access solutions for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995:

Except for the historical information contained herein, this news release contains forward-looking statements and assumptions by Terayon that involve risks and uncertainties. These statements include, but are not limited to, statements regarding Terayon's belief that the lawsuit is without merit and that it will aggressively defend itself against the unfounded claims, Terayon's ability to resolve its issues with Adelphia in an amicable manner and Terayon's future ability to conduct its business with CMTS customers as now conducted and as it is currently proposed to be conducted Such forward-looking statements are subject to numerous risks and uncertainties, including the uncertainty of the outcome of any litigation, the risk that Terayon may not successfully find a resolution with Adelphia and the impact of the litigation on Terayon's relationship with other CMTS customers. Other risks include the impact of the cost of the litigation and an adverse determination of the litigation on Terayon's business, operations and financial results generally. These and other risks are detailed from time to time in Terayon's filings with the Securities and Exchange Commission. For more information about these and other potential factors that could affect Terayon's business and financial results, see the discussion of "Risk Factors" in Terayon's most recent 10-K and 10-Q filings, available on the SEC's website at www.sec.gov.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.

Press contact:                                     Investor contact:
Martha Hanlon                                      Mark Richman
Terayon, Communications                            Terayon, Finance
(408) 235-5533                                     (408) 235-5702
martha.hanlon@terayon.com                          mark.richman@terayon.com